UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2009

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee (the “Committee”) of the Board of Directors of M/I Homes, Inc. (the “Company”), at its meeting held on February 10, 2009, took the following action with respect to the performance-based incentive compensation earned by each of Robert H. Schottenstein, Chairman and Chief Executive Officer, Phillip G. Creek, Executive Vice President and Chief Financial Officer, and J. Thomas Mason, Executive Vice President, General Counsel and Secretary, for the 2008 fiscal year:

As previously reported in a Current Report on Form 8-K filed on February 12, 2008, on February 10, 2008, the Committee established the award formulas and performance goals for the cash performance-based incentive compensation that Messrs. Schottenstein, Creek and Mason were eligible to receive for the 2008 fiscal year.  Under the 2008 award formulas and performance goals, the amount of the cash  bonus which could be received by each of Messrs. Schottenstein, Creek and Mason with respect to the 2008 fiscal year was based: (1) 50% on the Company’s achievement specified levels of income; (2) 30% on the Company’s achievement of specified homebuyer satisfaction ratings; and (3) 20% on the Company's performance with respect to certain performance criteria, which may include financial condition, liquidity, land position, expense control and reduction, and/or progress on strategic initiatives, as determined by the Committee.

After reviewing 2008 results, the Committee has determined that (A) Messrs. Schottenstein, Creek and Mason did not earn any cash bonus with respect to Items (1) and (3) above and (B) based on the Company’s achievement of the specified homebuyer satisfaction ratings, Messrs. Schottenstein, Creek and Mason were eligible to receive $594,169, $282,938 and $79,223, respectively, with respect to Item (2) above (the “2008 Homebuyer Satisfaction Ratings Bonus”).  Notwithstanding the Company’s achievement of the specified homebuyer satisfaction ratings, based on conditions in the homebuilding industry and the Company’s performance, the Committee, on February 10, 2009, elected to pay each executive’s Homebuyer Satisfaction Ratings Bonus partly in cash and partly in stock options as opposed to entirely in cash as provided in the award formulas and performance goals.  Specifically, the Committee elected to pay 25%, 50% and 75% of Messrs. Schottenstein’s, Creek’s, and Mason’s respective 2008 Homebuyer Satisfaction Ratings Bonus in cash and 75%, 50% and 25% of their respective 2008 Homebuyer Satisfaction Ratings Bonus in stock options based on the grant date fair value of the options as determined in accordance with  SFAS No. 123(R).  As a result, Messrs. Schottenstein, Creek and Mason received cash bonuses of $148,542, $141,469 and $59,417, respectively, and non-qualified stock options to purchase 135,038, 42,869 and 6,002 common shares of the Company, respectively, as payment for their respective 2008 Homebuyer Satisfaction Ratings Bonus.  The Committee granted the stock options under the Company’s 1993 Stock Incentive Plan as Amended (which plan has been approved by the Company’s shareholders) and that certain form of Option Agreement filed as part of Exhibit 4 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.  Each stock option award will vest and become exercisable in full on February 10, 2011, the second anniversary of the date of grant, subject to the applicable executive officer’s continued employment with the Company on the vesting date and has an exercise price of $7.85 per share, the closing price of the Company’s common shares on the date of grant.  The stock options granted in respect of the 2008 Homebuyer Satisfaction Ratings Bonus were not made in lieu of the Company’s annual service-based stock option awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 13, 2009

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and
Chief Accounting Officer